Freeport-McMoRan
Reports Fourth-Quarter and Year Ended 2019 Results

▪
Net income attributable to common stock totaled $9 million, less than $0.01 per share, in fourth-quarter 2019. After adjusting for net charges of $22 million, $0.02 per share, fourth-quarter 2019 adjusted net income attributable to common stock totaled $31 million, or $0.02 per share.

▪
Consolidated sales totaled 906 million pounds of copper, 317 thousand ounces of gold and 22 million pounds of molybdenum in fourth-quarter 2019, and 3.3 billion pounds of copper, 991 thousand ounces of gold and 90 million pounds of molybdenum for the year 2019.

▪
Consolidated sales for the year 2020 are expected to approximate 3.5 billion pounds of copper, 0.8 million ounces of gold and 88 million pounds of molybdenum, including 725 million pounds of copper, 105 thousand ounces of gold and 22 million pounds of molybdenum in first-quarter 2020. Sales are expected to increase to 4.3 billion pounds of copper and 1.4 million ounces of gold in 2021.

▪	Average realized prices in fourth-quarter 2019 were $2.74 per pound for copper, $1,491 per ounce for gold and $11.65 per pound for molybdenum.

▪
Average unit net cash costs in fourth-quarter 2019 were $1.67 per pound of copper and $1.74 per pound of copper for the year 2019. Unit net cash costs are expected to average $1.75 per pound of copper for the year 2020.

▪
Operating cash flows totaled $170 million in fourth-quarter 2019 and $1.5 billion (including $349 million of working capital and other sources) for the year 2019. Based on current sales volume and cost estimates, and assuming average prices of $2.85 per pound for copper, $1,500 per ounce for gold and $10.00 per pound for molybdenum, operating cash flows are expected to approximate $2.4 billion (including $0.2 billion of working capital and other sources) for the year 2020.

▪
Capital expenditures totaled $0.7 billion (including approximately $0.4 billion for major projects) in fourth-quarter 2019 and $2.65 billion (including approximately $1.5 billion for major projects) for the year 2019. Capital expenditures for the year 2020 are expected to approximate $2.8 billion, including $1.8 billion for major projects primarily associated with underground development activities in the Grasberg minerals district in Indonesia and completion of the Lone Star copper leach project in Arizona, and exclude estimates associated with the new smelter in Indonesia. FCX expects capital expenditures for the development of the new smelter in Indonesia to approximate $0.5 billion in 2020, of which approximately 49 percent will be attributable to FCX's equity interest.

▪
During fourth-quarter 2019, FCX generated $452 million in proceeds from asset sales associated with the previously announced sales of a portion of its Freeport Cobalt business and its interest in the lower zone of the Timok exploration project.

▪
At December 31, 2019, consolidated debt totaled $9.8 billion and consolidated cash totaled $2.0 billion. FCX had no borrowings and $3.5 billion available under its revolving credit facility at December 31, 2019.

▪	On December 18, 2019, FCX declared a quarterly cash dividend of $0.05 per share on its common stock, which will be paid on February 3, 2020.

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PHOENIX, AZ, January 23, 2020 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income (loss) attributable to common stock of $9 million (less than $0.01 per share) in fourth-quarter 2019 and $(239) million ($(0.17) per share) for the year 2019. After adjusting for net charges of $22 million ($0.02 per share), primarily reflecting net charges at PT-FI (mostly for historical contested tax audits) and metals inventory adjustments, partly offset by gains on sales of assets, adjusted net income attributable to common stock totaled $31 million ($0.02 per share) in fourth-quarter 2019. For additional information, refer to the supplemental schedule, "Adjusted Net Income," on page VII, which is available on FCX's website, "fcx.com."

Richard C. Adkerson, President and Chief Executive Officer, said, "During 2019, we progressed three major initiatives to enhance future cash flows and value for our shareholders. We are on schedule to establish large-scale production from our high-grade, low-cost and long-lived underground ore bodies at Grasberg; the Lone Star project in Arizona is nearing completion; and early results from our innovation initiatives to enhance productivity at our operations in the Americas are positive. Combined, these initiatives are expected to strengthen our cost position, future cash flows and long-term value for our shareholders, further advancing Freeport as foremost in the global copper industry. We are laser focused on execution of these plans designed to increase copper and gold sales by more than 30 percent, reduce unit net cash costs by approximately 25 percent and more than double operating cash flows in 2021 from 2019 levels.”

SUMMARY FINANCIAL DATA

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Revenues[a,b]	$3,911	$3,684	$14,402	$18,628
Operating income[a]	$775	$316	$1,091	$4,754
Net income (loss) from continuing operations	$42	$374	$(192)	$2,909
Net income (loss) attributable to common stock[c,d]	$9	$485	$(239)	$2,602
Diluted net income (loss) per share of common stock:
Continuing operations	$—	$0.33	$(0.17)	$1.79
Discontinued operations	—	—	—	(0.01)
	$—	$0.33	$(0.17)	$1.78

Diluted weighted-average common shares outstanding	1,457	1,457	1,451	1,458
Operating cash flows[e]	$170	$(62)	$1,482	$3,863
Capital expenditures	$735	$580	$2,652	$1,971
At December 31:
Cash and cash equivalents	$2,020	$4,217	$2,020	$4,217
Total debt, including current portion	$9,826	$11,141	$9,826	$11,141

a.	For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page X, which are available on FCX's website, "fcx.com."

b.
Includes favorable (unfavorable) adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $33 million ($14 million to net income attributable to common stock or $0.01 per share) in fourth-quarter 2019, $(32) million ($(15) million to net income attributable to common stock or $(0.01) per share) in fourth-quarter 2018, $58 million ($24 million to net loss attributable to common stock or $0.02 per share) for the year 2019 and $(70) million ($(31) million to net income attributable to common stock or $(0.02) per share) for the year 2018. For further discussion, refer to the supplemental schedule, "Derivative Instruments," beginning on page IX, which is available on FCX's website, "fcx.com."

c.
Includes net (charges) gains of $(22) million ($(0.02) per share) in fourth-quarter 2019, $324 million ($0.22 per share) in fourth-quarter 2018, $(275) million ($(0.19) per share) for the year 2019 and $379 million ($0.24 per share) for the year 2018 that are described in the supplemental schedule, "Adjusted Net Income," on page VII, which is available on FCX's website, "fcx.com."

d.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page X, which is available on FCX's website, "fcx.com."

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e.	Working capital and other sources (uses) totaled $75 million in fourth-quarter 2019, $(556) million in fourth-quarter 2018, $349 million for the year 2019 and $(656) million for the year 2018.
SUMMARY OPERATING DATA

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Copper (millions of recoverable pounds)
Production	827	841	3,247	3,813
Sales, excluding purchases	906	785	3,292	3,811
Average realized price per pound	$2.74	$2.75	$2.73	$2.91
Site production and delivery costs per pound[a]	$2.12	$1.98	$2.15	$1.76
Unit net cash costs per pound[a]	$1.67	$1.54	$1.74	$1.07
Gold (thousands of recoverable ounces)
Production	223	334	882	2,439
Sales, excluding purchases	317	266	991	2,389
Average realized price per ounce	$1,491	$1,255	$1,415	$1,254
Molybdenum (millions of recoverable pounds)
Production	21	26	90	95
Sales, excluding purchases	22	24	90	94
Average realized price per pound	$11.65	$12.75	$12.61	$12.50

a.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

Consolidated Sales Volumes
Fourth-quarter 2019 copper sales of 906 million pounds were 4 percent higher than the October 2019 estimate of 870 million pounds, and 15 percent higher than fourth-quarter 2018 sales of 785 million pounds, mostly reflecting higher sales from Indonesia, primarily associated with an extension of mining from the Grasberg open pit, which was completed in the fourth quarter, and the timing of shipments.
Fourth-quarter 2019 gold sales of 317 thousand ounces were 117 thousand ounces higher than the October 2019 estimate of 200 thousand ounces and approximately 20 percent higher than fourth-quarter 2018 sales of 266 thousand ounces, primarily reflecting an extension of mining from the Grasberg open pit and the timing of shipments.
Fourth-quarter 2019 molybdenum sales of 22 million pounds were slightly lower than both the October 2019 estimate and fourth-quarter 2018 sales of 24 million pounds.
Consolidated sales volumes for the year 2020 are expected to approximate 3.5 billion pounds of copper, 0.8 million ounces of gold and 88 million pounds of molybdenum, including 725 million pounds of copper, 105 thousand ounces of gold and 22 million pounds of molybdenum in first-quarter 2020. As PT-FI continues to ramp-up production from its significant underground ore bodies, metal production is expected to improve significantly by 2021.

Consolidated Unit Net Cash Costs
Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $1.67 per pound of copper in fourth-quarter 2019, were lower than the October 2019 estimate of $1.76 per pound, primarily reflecting higher copper and gold sales volumes. As anticipated, consolidated average unit net cash costs were higher than the fourth-quarter 2018 average of $1.54 per pound, primarily reflecting lower production volumes as PT-FI continues to ramp-up production from its significant underground ore bodies, and lower molybdenum by-product credits.

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Assuming average prices of $1,500 per ounce of gold and $10.00 per pound of molybdenum for 2020 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for copper mines are expected to average $1.75 per pound of copper for the year 2020. The impact of price changes on 2020 consolidated unit net cash costs would approximate $0.01 per pound for each $50 per ounce change in the average price of gold and $0.03 per pound for each $2 per pound change in the average price of molybdenum. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum. FCX expects consolidated unit net cash costs to decline by 2021, following a ramp-up period at PT-FI.
MINING OPERATIONS
Productivity and Innovation Initiatives.  During 2019, FCX advanced initiatives in its North America and South America mining operations to enhance productivity, expand margins and reduce the capital intensity of the business through the utilization of new technology applications in combination with a more interactive operating structure.  The pilot program initiated at the Bagdad mine in northwest Arizona in late 2018 was highly successful in utilizing data science, machine learning and integrated functional teams to address bottlenecks, provide cost benefits and drive improved overall performance. The program is now being implemented across the North America and South America operations.
A series of action items have been identified, prioritized and are being implemented. Based on the opportunities identified to date, FCX has incorporated higher mining and milling rates in its future plans, resulting in estimated incremental production of approximately 100 million pounds of copper in 2021 and approximately 200 million pounds in 2022.
Capital expenditures associated with these initiatives are expected to be attractive in relation to developing new copper supply. FCX currently estimates capital costs of these initiatives, principally for mining equipment and ongoing development of data science and machine learning programs, will approximate $200 million.

North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, certain of FCX's North America copper mines produce molybdenum concentrate, gold and silver. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72 percent undivided joint venture interest in Morenci using the proportionate consolidation method.
Operating and Development Activities. FCX has significant undeveloped reserves and resources in North America and a portfolio of potential long-term development projects. Future investments are dependent upon market conditions, and will be undertaken based on the results of economic and technical feasibility studies, including the incorporation of innovation initiatives to reduce capital intensity.
Through exploration drilling, FCX has identified a significant resource at its wholly owned Lone Star copper leach project located near the Safford operation in eastern Arizona. An initial project to develop the Lone Star leachable ores commenced in 2018, with first production expected during 2020. Initial production from the Lone Star leachable ores following a ramp-up period is expected to average approximately 200 million pounds of copper per year, with the potential for future expansion options. Total capital costs for the initial project, including mine equipment and pre-production stripping, are expected to approximate $850 million and will benefit from the utilization of existing infrastructure at the adjacent Safford operation. As of December 31, 2019, approximately $655 million has been incurred for this project, which is on schedule and within budget. The project also advances exposure to a significant sulfide resource. FCX expects to incorporate positive drilling and ongoing results in its future development plans.

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Operating Data. Following is summary consolidated operating data for the North America copper mines:

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Copper (millions of recoverable pounds)
Production	361	353	1,457	1,404
Sales, excluding purchases	358	333	1,442	1,428
Average realized price per pound	$2.73	$2.77	$2.74	$2.96

Molybdenum (millions of recoverable pounds)
Production[a]	8	9	32	32

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$2.07	$2.01	$2.05	$1.94
By-product credits	(0.22)	(0.34)	(0.24)	(0.26)
Treatment charges	0.11	0.12	0.11	0.11
Unit net cash costs	$1.96	$1.79	$1.92	$1.79

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

North America's consolidated copper sales volumes of 358 million pounds in fourth-quarter 2019 were higher than fourth-quarter 2018 copper sales volumes of 333 million pounds, primarily reflecting timing of shipments and higher production from Morenci. North America copper sales are estimated to approximate 1.6 billion pounds for the year 2020, compared with 1.4 billion pounds in 2019.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.96 per pound of copper in fourth-quarter 2019 were higher than fourth-quarter 2018 unit net cash costs of $1.79 per pound, primarily reflecting lower by-product/molybdenum credits.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.93 per pound of copper for the year 2020, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $10.00 per pound. The impact of price changes during 2020 on North America's average unit net cash costs would approximate $0.04 per pound for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Operating and Development Activities. Cerro Verde's expanded operations benefit from its large-scale, long-lived reserves and cost efficiencies and have continued to perform well. Debottlenecking projects and additional initiatives to enhance operating rates continue to be advanced. Cerro Verde concentrating operations averaged 396,800 metric tons of ore per day in fourth-quarter 2019, approximately 10 percent above design capacity. Ongoing productivity and innovation initiatives are targeting the opportunity to increase production to 420,000 metric tons of ore per day in 2021.
FCX continues to evaluate a large-scale expansion at El Abra to process additional sulfide material and to achieve higher recoveries. El Abra's large sulfide resource could potentially support a major mill project similar to facilities constructed at Cerro Verde. Technical and economic studies continue to be evaluated to determine the optimal scope and timing for the project in parallel with extending the life of the current leaching operation.

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Operating Data. Following is summary consolidated operating data for South America mining:

	Three Months Ended December 31,			Years Ended December 31,
	2019		2018	2019	2018
Copper (millions of recoverable pounds)
Production	320		318	1,183	1,249
Sales	345		325	1,183	1,253
Average realized price per pound	$2.76		$2.74	$2.71	$2.87

Molybdenum (millions of recoverable pounds)
Production[a]	8		8	29	28

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.85	[c]	$1.77	$1.85	$1.79	[d]
By-product credits	(0.18)		(0.26)	(0.27)	(0.24)
Treatment charges	0.17		0.19	0.18	0.19
Royalty on metals	0.01		0.01	0.01	0.01
Unit net cash costs	$1.85		$1.71	$1.77	$1.75

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

c.	Includes a charge of $0.04 per pound of copper for adjustments to deferred profit sharing for prior years.

d.	Includes charges totaling $0.06 per pound of copper associated with Cerro Verde's three-year collective labor agreement.
South America's consolidated copper sales volumes of 345 million pounds in fourth-quarter 2019 were higher than fourth-quarter 2018 copper sales volumes of 325 million pounds, primarily reflecting timing of shipments. Sales from South America mining are expected to approximate 1.15 billion pounds of copper for the year 2020, similar to the year 2019.
Average unit net cash costs (net of by-product credits) for South America mining of $1.85 per pound of copper in fourth-quarter 2019 were higher than unit net cash costs of $1.71 per pound in fourth-quarter 2018, primarily reflecting lower by-product credits and adjustments to deferred profit sharing for prior years.
Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.95 per pound of copper for the year 2020, based on current sales volume and cost estimates and assuming an average price of $10.00 per pound of molybdenum.

Indonesia Mining. PT-FI's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI produces copper concentrate that contains significant quantities of gold and silver. FCX has a 48.76 percent ownership interest in PT-FI and manages its mining operations. Under the terms of the shareholders agreement, FCX’s economic interest in PT-FI approximates 81 percent through 2022. PT-FI's results are consolidated in FCX's financial statements.
Operating and Development Activities. During fourth-quarter 2019, PT-FI completed mining in the Grasberg open pit and continues to achieve important milestones in ramping-up production of large-scale quantities of copper and gold from its significant underground ore bodies. In aggregate, the Grasberg open pit produced over 27 billion pounds of copper and 46 million ounces of gold in the 30-year period from 1990 through 2019.
Grasberg Block Cave. PT-FI has commenced extraction of ore from the Grasberg Block Cave underground mine, which is the same ore body historically mined from the surface in the Grasberg open pit. Reserves from the Grasberg Block Cave totaled 17.2 billion pounds of copper and 14.2 million ounces of gold at December 31, 2019, representing approximately half of PT-FI's total copper and gold reserves. Undercutting, drawbell construction and ore extraction activities in the Grasberg Block Cave underground mine continue to track expectations. Ore

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extraction from the Grasberg Block Cave underground mine averaged 11,200 metric tons of ore per day in fourth-quarter 2019, including a planned three week outage for the installation of ore-flow infrastructure. Following completion of the maintenance program in mid-December, ore extraction from the Grasberg Block Cave averaged 17,000 metric tons of ore per day. Monitoring data on cave propagation in the Grasberg Block Cave underground mine is providing confidence in growing production rates over time. As existing drawpoints mature and additional drawpoints are added, cave development is expected to increase production rates to an average of 30,000 metric tons of ore per day in 2020, over 60,000 metric tons of ore per day in 2021 and 130,000 metric tons of ore per day in 2023 from five production blocks spanning 335,000 square meters.
Deep Mill Level Zone (DMLZ). The DMLZ underground mine, located east of the Grasberg ore body and below the Deep Ore Zone (DOZ) underground mine, has continued its ramp up of production. Hydraulic fracturing operations have been effective in managing rock stresses and pre-conditioning the cave following mining-induced seismic activity experienced in 2017 and 2018. Ore extraction continues to exceed expectations, averaging 14,900 metric tons of ore per day in fourth-quarter 2019 and reached approximately 16,000 metric tons of ore per day at year-end 2019. Ongoing hydraulic fracturing operations combined with continued undercutting and drawbell openings in the two currently active production blocks are expected to expand the cave, supporting higher production rates that are expected to average 29,000 metric tons of ore per day in 2020, approach 60,000 metric tons of ore per day in 2021 and 80,000 metric tons of ore per day in 2022 from three production blocks.
Results to date from the Grasberg Block Cave and DMLZ underground mines are positive and in line with long-term plans to reach full production rates. Because of the nature of block caving, estimates of timing of future production from PT-FI's underground ore bodies will continue to be reviewed and may be modified as additional information becomes available.
Indonesian Smelter. In connection with the extension of PT-FI's mining rights from 2031 to 2041, PT-FI committed to construct a new smelter in Indonesia by December 21, 2023. A site for the new smelter has been selected, and ground preparation is advancing. Engineering and front-end engineering and design for the selected process technology are advancing and expected to be completed in 2020. The preliminary capital cost estimate for the project approximates $3 billion, pending completion of final engineering. Estimated capital expenditures for 2020 approximate $0.5 billion. PT-FI has advanced financing discussions with a syndicate of banks and expects the project will be funded by a bank loan to PT-FI. The debt service for the new smelter will be shared by PT-FI's shareholders according to their respective equity ownership percentages. As a result, FCX's future distributions from PT-FI will incorporate approximately 49 percent of the smelter debt service.
Operating Data. Following is summary consolidated operating data for Indonesia mining:

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Copper (millions of recoverable pounds)
Production	146	170	607	1,160
Sales	203	127	667	1,130
Average realized price per pound	$2.75	$2.72	$2.72	$2.89

Gold (thousands of recoverable ounces)
Production	218	327	863	2,416
Sales	314	261	973	2,366
Average realized price per ounce	$1,491	$1,254	$1,416	$1,254

Unit net cash costs (credits) per pound of copper[a]
Site production and delivery, excluding adjustments	$2.69	$2.44	$2.91	$1.48
Gold and silver credits	(2.38)	(2.70)	(2.13)	(2.69)
Treatment charges	0.23	0.29	0.26	0.26
Export duties	0.11	0.21	0.08	0.16
Royalty on metals	0.19	0.21	0.16	0.21
Unit net cash costs (credits)	$0.84	$0.45	$1.28	$(0.58)

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a.
For a reconciliation of unit net cash costs (credits) per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

PT-FI's consolidated sales of 203 million pounds of copper and 314 thousand ounces of gold in fourth-quarter 2019 were higher than fourth-quarter 2018 consolidated sales of 127 million pounds of copper and 261 thousand ounces of gold, reflecting the extension of mining in the Grasberg open pit, which was completed in December 2019, and timing of shipments.
Consolidated sales volumes from PT-FI are expected to approximate 750 million pounds of copper and 0.8 million ounces of gold in 2020, compared with 667 million pounds of copper and 1.0 million ounces of gold in 2019. As PT-FI continues to ramp-up production from its underground ore bodies, metal production is expected to improve significantly by 2021.
Because of the fixed nature of a large portion of PT-FI's costs, unit net cash costs can vary significantly from quarter to quarter depending on copper and gold volumes. PT-FI's unit net cash costs (including gold and silver credits) of $0.84 per pound of copper in fourth-quarter 2019, were higher than unit net cash costs of $0.45 per pound in fourth-quarter 2018, primarily reflecting lower copper production and gold credits.
Assuming an average gold price of $1,500 per ounce for 2020 and achievement of current sales volume and cost estimates, unit net cash costs (including gold and silver credits) for PT-FI are expected to approximate $1.04 per pound of copper for the year 2020. The impact of price changes during 2020 on PT-FI's average unit net cash costs would approximate $0.05 per pound for each $50 per ounce change in the average price of gold.
PT-FI's projected sales volumes and unit net cash costs for the year 2020 are dependent on a number of factors, including operational performance, timing of shipments and the Indonesian government's extension of PT-FI's export license beyond March 8, 2020.
PT-FI's estimated annual capital spending on underground mine development projects is expected to average $0.8 billion per year for the three-year period 2020 through 2022, net of scheduled contributions from PT Indonesia Asahan Aluminium (Persero) (PT Inalum). In accordance with applicable accounting guidance, aggregate costs (before scheduled contributions from PT Inalum), which are expected to average $1.0 billion per year for the three-year period 2020 through 2022, will be reflected as an investing activity in FCX's cash flow statement, and contributions from PT Inalum will be reflected as a financing activity.

Molybdenum Mines. FCX has two wholly owned molybdenum mines in Colorado - the Henderson underground mine and the Climax open-pit mine. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of the molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North America and South America copper mines, is processed at FCX's conversion facilities.
Operating and Development Activities. Production from the Molybdenum mines totaled 5 million pounds of molybdenum in fourth-quarter 2019 and 29 million pounds for the year 2019, compared with 9 million pounds in fourth-quarter 2018 and 35 million pounds for the year 2018. The decrease in the 2019 periods primarily reflects the impacts of market conditions. Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales and average realized prices, which includes sales of molybdenum produced at the Molybdenum mines and from FCX's North America and South America copper mines.
Unit net cash costs for the Molybdenum mines of $14.20 per pound of molybdenum in fourth-quarter 2019 and $10.80 per pound for the year 2019 were higher than unit net cash costs of $9.16 per pound in fourth-quarter 2018 and $8.77 per pound for the year 2018, primarily reflecting lower volumes. Based on current sales volume and cost estimates, average unit net cash costs for the Molybdenum mines are expected to approximate $10.50 per pound of molybdenum for the year 2020.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

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Mining Exploration Activities.     FCX's mining exploration activities are generally associated with its existing mines, focusing on opportunities to expand reserves and resources to support development of additional future production capacity. A drilling program to further delineate the Lone Star resource continues to indicate significant additional mineralization in this district, with higher ore grades than FCX's other North America copper mines. Exploration results continue to indicate opportunities for significant future potential reserve additions in North America and South America. Exploration spending is expected to approximate $70 million for the year 2020, compared with $77 million in 2019.

Preliminary Estimated Recoverable Proven and Probable Mineral Reserves. FCX has significant reserves, resources and future development opportunities within its portfolio of mining assets. FCX's preliminary estimated consolidated recoverable proven and probable reserves from its mines at December 31, 2019, include 116.0 billion pounds of copper, 29.6 million ounces of gold and 3.58 billion pounds of molybdenum, which were determined using $2.50 per pound for copper, $1,200 per ounce for gold and $10.00 per pound for molybdenum. The preliminary estimated recoverable proven and probable mining reserves presented in the table below represent the estimated metal quantities from which FCX expects to be paid after application of estimated metallurgical recovery rates and smelter recovery rates, where applicable. Recoverable reserve volumes are those which FCX estimates can be economically and legally extracted or produced at the time of the reserve determination.

	Preliminary Estimated Recoverable Proven and Probable Mineral Reserves
	at December 31, 2019
	Copper	Gold	Molybdenum
	(billion pounds)	(million ounces)	(billion pounds)
North America	47.2	0.5	2.87
South America	33.2	—	0.71
Indonesia	35.6	29.1	—
Consolidated basis[a]	116.0	29.6	3.58

Net equity interest[b]	83.4	16.1	3.25

a.
Consolidated reserves represent estimated metal quantities after reduction for FCX's joint venture partner interest at the Morenci mine in North America. Excluded from the table above are FCX's estimated recoverable proven and probable reserves of 375 million ounces of silver, which were determined using $15 per ounce.

b.
Net equity interest reserves represent estimated consolidated metal quantities further reduced for noncontrolling interest ownership. FCX's net equity interest for estimated metal quantities in Indonesia reflects 81.27 percent through 2022 and 48.76 percent from 2023 through 2041. Excluded from the table above are FCX's estimated net recoverable proven and probable reserves of 251 million ounces of silver.

The following table summarizes changes in FCX's preliminary estimated consolidated recoverable proven and probable copper, gold and molybdenum reserves during 2019:

	Copper	Gold	Molybdenum
	(billion pounds)	(million ounces)	(billion pounds)
Reserves at December 31, 2018	119.6	30.8	3.78
Net revisions	(0.4)	(0.3)	(0.11)
Production	(3.2)	(0.9)	(0.09)
Reserves at December 31, 2019	116.0	29.6	3.58
In addition to the preliminary estimated consolidated recoverable proven and probable reserves, FCX's preliminary estimated mineralized material at December 31, 2019, which was assessed using $3.00 per pound for copper, totaled 133 billion pounds of incremental contained copper. FCX continues to pursue opportunities to convert this material into reserves, future production volumes and cash flow.

Freeport-McMoRan	9

CASH FLOWS, ASSET SALES, CASH and DEBT
Operating Cash Flows. FCX generated operating cash flows of $170 million in fourth-quarter 2019 and $1.5 billion (including $349 million of working capital and other sources) for the year 2019. Fourth-quarter and year 2019 operating cash flows included a $250 million payment to Indonesia tax authorities for historical contested tax audits.
Based on current sales volume and cost estimates, and assuming average prices of $2.85 per pound of copper, $1,500 per ounce of gold and $10.00 per pound of molybdenum, FCX's consolidated operating cash flows are estimated to approximate $2.4 billion (including $0.2 billion of working capital and other sources) for the year 2020. The impact of price changes during 2020 on operating cash flows would approximate $350 million for each $0.10 per pound change in the average price of copper, $35 million for each $50 per ounce change in the average price of gold and $125 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $0.7 billion in fourth-quarter 2019 (including approximately $0.4 billion for major projects) and $2.65 billion for the year 2019 (including approximately $1.5 billion for major projects).
Capital expenditures are expected to approximate $2.8 billion for the year 2020, including $1.8 billion for major projects primarily associated with underground development activities in the Grasberg minerals district and completion of the Lone Star copper leach project, and exclude estimates associated with the new smelter in Indonesia. A large portion of the capital expenditures relate to projects that are expected to add significant production and cash flow in future periods, enabling FCX to generate operating cash flows exceeding capital expenditures in future years.
FCX expects capital expenditures for the development of the new smelter in Indonesia to approximate $0.5 billion in 2020, of which approximately 49 percent will be attributable to FCX's equity interest. PT-FI expects these amounts to be funded by a new bank loan.
Asset Sales. In November 2019, FCX completed the sale of its cobalt refinery in Kokkola, Finland, and related cobalt cathode precursor business for total cash consideration of approximately $200 million, including approximately $50 million of working capital. FCX recorded a gain of $59 million on the transaction.
In December 2019, FCX completed the sale of its interest in the lower zone of the Timok exploration project in Serbia for cash consideration of $240 million at closing, plus the right to future contingent payments of up to $150 million. In addition, the purchaser agreed to pay $107 million of previously agreed contingent consideration related to FCX's 2016 sale of its interest in the upper zone of the Timok exploration project in three installment payments between 2020 and 2022. FCX recorded a gain of $343 million on the transaction.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests' share, taxes and other costs at December 31, 2019 (in billions):

Cash at domestic companies	$1.3
Cash at international operations	0.7
Total consolidated cash and cash equivalents	2.0
Noncontrolling interests' share	(0.3)
Cash, net of noncontrolling interests' share	$1.7
Withholding taxes	—	[a]
Net cash available	$1.7

a.	Rounds to less than $0.1 billion.
Debt. At December 31, 2019, FCX's consolidated debt totaled $9.8 billion, with a related weighted-average interest rate of 4.5 percent. FCX had no borrowings, $13 million in letters of credit issued and $3.5 billion available under its revolving credit facility at December 31, 2019.

Freeport-McMoRan	10

FINANCIAL POLICY
On December 18, 2019, FCX declared a quarterly cash dividend of $0.05 per share on its common stock, which will be paid on February 3, 2020, to shareholders of record as of January 15, 2020. The declaration of dividends is at the discretion of the Board of Directors (Board) and will depend upon FCX’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board.

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's fourth-quarter 2019 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “fcx.com.” A replay of the webcast will be available through Friday, February 21, 2020.
-----------------------------------------------------------------------------------------------------------
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world's largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. Additional information about FCX is available on FCX's website at "fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to ore grades and milling rates; production and sales volumes; unit net cash costs; operating cash flows; capital expenditures; FCX's expectations regarding its share of PT-FI's net (loss) income and future cash flows through 2022; PT-FI's development, financing, construction and completion of a new smelter in Indonesia; FCX's expectations regarding results associated with productivity and innovation initiatives; exploration efforts and results; development and production activities, rates and costs; liquidity; tax rates; export quotas and duties; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; reserve estimates; execution of the settlement agreement associated with the Louisiana coastal erosion cases; and future dividend payments, share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of the Board and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; changes in mine plans; production rates; timing of shipments; results of feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; the potential effects of violence in Indonesia generally and in the province of Papua; the Indonesian government's extension of PT-FI's export license after March 8, 2020; risks associated with underground mining; satisfaction of requirements in accordance with PT-FI's special mining license (IUPK) to extend mining rights from 2031 through 2041; FCX's ability to achieve the expected results of its productivity and innovation initiatives; industry risks; regulatory changes; political and social risks; labor relations; weather- and climate-related risks; environmental risks; litigation results; cybersecurity incidents; and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (SEC).
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as adjusted net income and unit net cash costs (credits) per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "fcx.com."

Freeport-McMoRan	11

Freeport-McMoRan Inc.
SELECTED OPERATING DATA

	Three Months Ended December 31,
	2019	2018	2019		2018
MINING OPERATIONS:	Production		Sales
COPPER (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	182	163	181		156
Bagdad (100%)	48	57	50		51
Safford (100%)	26	29	26		28
Sierrita (100%)	43	39	41		36
Miami (100%)	4	4	4		4
Chino (100%)	46	47	44		43
Tyrone (100%)	11	14	11		14
Other (100%)	1	—	1		1
Total North America	361	353	358		333

South America
Cerro Verde (53.56%)	269	269	289		271
El Abra (51%)	51	49	56		54
Total South America	320	318	345		325

Indonesia
Grasberg (48.76%)[b]	146	170	203		127
Total	827	841	906	[c]	785	[c]
Less noncontrolling interests	178	166	199		166
Net	649	675	707		619

Average realized price per pound			$2.74		$2.75

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	5	7	3		5
Indonesia (48.76%)[b]	218	327	314		261
Consolidated	223	334	317		266
Less noncontrolling interests	41	33	58		26
Net	182	301	259		240

Average realized price per ounce			$1,491		$1,255

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	2	4	N/A		N/A
Climax (100%)	3	5	N/A		N/A
North America copper mines (100%)[a]	8	9	N/A		N/A
Cerro Verde (53.56%)	8	8	N/A		N/A
Consolidated	21	26	22		24
Less noncontrolling interests	3	4	3		4
Net	18	22	19		20

Average realized price per pound			$11.65		$12.75

a. Amounts are net of Morenci's undivided joint venture partners' interests.

b. Effective December 21, 2018, FCX's share ownership in PT Freeport Indonesia (PT-FI) is 48.76 percent. FCX’s economic interest in PT-FI is expected to approximate 81 percent through 2022 and 48.76 percent thereafter.

c. Consolidated sales volumes exclude purchased copper of 69 million pounds in fourth-quarter 2019 and 99 million pounds in fourth-quarter 2018.

I

Freeport-McMoRan Inc.
SELECTED OPERATING DATA (continued)

	Years Ended December 31,
	2019	2018	2019		2018
MINING OPERATIONS:	Production		Sales
Copper (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	730	684	717		700
Bagdad (100%)	218	199	218		197
Safford (100%)	110	123	111		127
Sierrita (100%)	160	152	157		154
Miami (100%)	15	16	15		16
Chino (100%)	175	173	174		176
Tyrone (100%)	48	55	49		56
Other (100%)	1	2	1		2
Total North America	1,457	1,404	1,442		1,428

South America
Cerro Verde (53.56%)	1,003	1,049	1,002		1,051
El Abra (51%)	180	200	181		202
Total South America	1,183	1,249	1,183		1,253

Indonesia
Grasberg (48.76%)[b]	607	1,160	667		1,130
Total	3,247	3,813	3,292	[c]	3,811	[c]
Less noncontrolling interests	668	695	679		694
Net	2,579	3,118	2,613		3,117

Average realized price per pound			$2.73		$2.91

Gold (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	19	23	18		23
Indonesia (48.76%)[b]	863	2,416	973		2,366
Consolidated	882	2,439	991		2,389
Less noncontrolling interests	162	228	182		223
Net	720	2,211	809		2,166

Average realized price per ounce			$1,415		$1,254

Molybdenum (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	12	14	N/A		N/A
Climax (100%)	17	21	N/A		N/A
North America (100%)[a]	32	32	N/A		N/A
Cerro Verde (53.56%)	29	28	N/A		N/A
Consolidated	90	95	90		94
Less noncontrolling interests	13	13	13		13
Net	77	82	77		81

Average realized price per pound			$12.61		$12.50

a. Amounts are net of Morenci's undivided joint venture partners' interests.

b. Effective December 21, 2018, FCX's share ownership in PT-FI is 48.76 percent. FCX’s economic interest in PT-FI is expected to approximate 81 percent through 2022 and 48.76 percent thereafter.

c. Consolidated sales volumes exclude purchased copper of 379 million pounds for the year 2019 and 356 million pounds for the year 2018.

II

Freeport-McMoRan Inc.
SELECTED OPERATING DATA (continued)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
100% North America Copper Mines
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	743,700	704,000	750,900	681,400
Average copper ore grade (percent)	0.24	0.23	0.23	0.24
Copper production (millions of recoverable pounds)	252	228	993	951

Mill Operations
Ore milled (metric tons per day)	330,700	310,500	326,100	301,000
Average ore grades (percent):
Copper	0.33	0.35	0.34	0.35
Molybdenum	0.02	0.03	0.02	0.02
Copper recovery rate (percent)	84.2	87.0	87.0	87.8
Production (millions of recoverable pounds):
Copper	179	188	748	719
Molybdenum	9	11	34	35

100% South America Mining
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	208,000	171,600	205,900	195,200
Average copper ore grade (percent)	0.38	0.34	0.37	0.33
Copper production (millions of recoverable pounds)	76	73	268	287

Mill Operations
Ore milled (metric tons per day)	396,800	395,800	393,100	387,600
Average ore grades (percent):
Copper	0.38	0.36	0.36	0.38
Molybdenum	0.02	0.01	0.02	0.01
Copper recovery rate (percent)	83.6	87.7	83.5	84.3
Production (millions of recoverable pounds):
Copper	245	245	916	962
Molybdenum	8	8	29	28

100% Indonesia Mining
Ore extracted and milled (metric tons per day):
Grasberg open pit[a]	14,500	110,800	60,100	133,300
Deep Ore Zone underground mine[b]	26,100	35,600	25,500	33,800
Deep Mill Level Zone underground mine[b]	14,900	4,700	9,800	3,200
Grasberg Block Cave underground mine[b]	11,200	4,300	8,600	4,000
Big Gossan underground mine[b]	6,500	5,100	6,100	3,800
Total	73,200	160,500	110,100	178,100
Average ore grades:
Copper (percent)	1.16	0.73	0.84	0.98
Gold (grams per metric ton)	1.31	1.08	0.93	1.58
Recovery rates (percent):
Copper	91.0	88.7	88.4	91.8
Gold	79.5	80.0	75.0	84.7
Production (recoverable):
Copper (millions of pounds)	146	197	607	1,227
Gold (thousands of ounces)	218	391	863	2,697

100% Molybdenum Mines
Ore milled (metric tons per day)	21,500	30,300	30,100	27,900
Average molybdenum ore grade (percent)	0.13	0.16	0.14	0.18
Molybdenum production (millions of recoverable pounds)	5	9	29	35

a. Includes ore from related stockpiles.

b. Reflects ore extracted, including ore from development activities that result in metal production.

III

Freeport-McMoRan Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended				Years Ended
	December 31,				December 31,
	2019		2018		2019		2018
	(In Millions, Except Per Share Amounts)
Revenues[a]	$3,911		$3,684		$14,402	[b]	$18,628
Cost of sales:
Production and delivery[b,c]	2,930		2,897		11,514		11,687
Depreciation, depletion and amortization	391		403	[b]	1,412		1,754	[b]
Metals inventory adjustments	79		2		179		4
Total cost of sales	3,400		3,302		13,105		13,445
Selling, general and administrative expenses[b]	99		102		414		443
Mining exploration and research expenses	21		33		104		105
Environmental obligations and shutdown costs	20		13		105		89
Net gain on sales of assets	(404)	[d]	(82)		(417)	[d]	(208)
Total costs and expenses	3,136		3,368		13,311		13,874
Operating income	775		316		1,091		4,754
Interest expense, net[b,c,e]	(219)		(509)		(620)		(945)
Net (loss) gain on early extinguishment of debt	—		(1)		(27)		7
Other (expenses) income, net[b]	(190)		13	[c]	(138)		76	[c,f]
Income (loss) from continuing operations before income taxes and equity in affiliated companies' net earnings	366		(181)		306		3,892
(Provision for) benefit from income taxes[g]	(329)		552		(510)		(991)
Equity in affiliated companies' net earnings	5		3		12		8
Net income (loss) from continuing operations	42		374		(192)		2,909
Net income (loss) from discontinued operations	1		4		3		(15)
Net income (loss)	43		378		(189)		2,894
Net (income) loss attributable to noncontrolling interests	(34)		107		(50)	[h]	(292)
Net income (loss) attributable to common stockholders[i]	$9		$485		$(239)		$2,602

Diluted net income (loss) per share attributable to common stock:
Continuing operations	$—		$0.33		$(0.17)		$1.79
Discontinued operations	—		—		—		(0.01)
	$—		$0.33		$(0.17)		$1.78

Weighted-average common shares outstanding:
Basic	1,452		1,450		1,451		1,449
Diluted	1,457		1,457		1,451		1,458

Dividends declared per share of common stock	$0.05		$0.05		$0.20		$0.20

a.
Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to the supplemental schedule, "Derivative Instruments," beginning on page IX.

b.	Includes PT-FI and other net charges, which are summarized in the supplemental schedule, "Adjusted Net Income," beginning on page VII.

c.	Includes net charges associated with disputed Cerro Verde royalties for prior years, which are summarized in the supplemental schedule, "Adjusted Net Income," beginning on page VII.

d.
Primarily includes $343 million associated with the sale of FCX's interest in the lower zone of the Timok exploration project in Serbia and $59 million associated with the sale of FCX's cobalt refinery in Kokkola, Finland, and related cobalt cathode precursor business.

e.
Consolidated interest costs (before capitalization and excluding interest expense associated with disputed Cerro Verde royalties and PT-FI's historical contested tax disputes) totaled $159 million in fourth-quarter 2019, $170 million in fourth-quarter 2018, $623 million for the year 2019 and $671 million for the year 2018. Interest expense associated with disputed Cerro Verde royalties totaled $24 million in fourth-quarter 2019, $363 million in fourth-quarter 2018, $68 million for the year 2019 and $370 million for the year 2018. Interest expense associated with PT-FI's historical contested tax disputes totaled $78 million in the 2019 periods.

f.	Includes $30 million of interest received with the refund of PT-FI's prior years' tax receivables.

g.	For a summary of FCX's provision for income taxes, refer to the supplemental schedule, "Income Taxes," beginning on page VIII.

h.
Includes noncontrolling interest impacts associated with tax charges to record deferred taxes for historical balances in accordance with tax accounting guidance. Refer to the supplemental schedule, "Income Taxes," beginning on page VIII.

i.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page X.

IV

Freeport-McMoRan Inc.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2019	2018
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,020	$4,217
Trade accounts receivable	741	829
Income and other tax receivables	426	493
Inventories:
Materials and supplies, net	1,649	1,528
Mill and leach stockpiles	1,028	1,088
Product	1,281	1,778
Other current assets	655	422
Total current assets	7,800	10,355
Property, plant, equipment and mine development costs, net	29,584	28,010
Long-term mill and leach stockpiles	1,540	1,679
Other assets	1,885	2,172
Total assets	$40,809	$42,216

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,576	$2,625
Current portion of environmental and asset retirement obligations	436	449
Accrued income taxes	119	165
Dividends payable	73	73
Current portion of debt	5	17
Total current liabilities	3,209	3,329
Long-term debt, less current portion	9,821	11,124
Deferred income taxes	4,210	4,032
Environmental and asset retirement obligations, less current portion	3,630	3,609
Other liabilities	2,491	2,230
Total liabilities	23,361	24,324

Equity:
Stockholders' equity:
Common stock	158	158
Capital in excess of par value	25,830	26,013
Accumulated deficit	(12,280)	(12,041)
Accumulated other comprehensive loss	(676)	(605)
Common stock held in treasury	(3,734)	(3,727)
Total stockholders' equity	9,298	9,798
Noncontrolling interests[a]	8,150	8,094
Total equity	17,448	17,892
Total liabilities and equity	$40,809	$42,216

a.
Includes $4.6 billion associated with the December 2018 PT-FI transaction, including $4.1 billion associated with the PT Indonesia Asahan Aluminium (Persero) acquisition of Rio Tinto's joint venture interest.

V

Freeport-McMoRan Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Years Ended
	December 31,
	2019	2018
	(In Millions)
Cash flow from operating activities:
Net (loss) income	$(189)	$2,894
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,412	1,754
Metals inventory adjustments	179	4
Net gain on sales of assets	(417)	(208)
Stock-based compensation	63	76
Net charges for environmental and asset retirement obligations, including accretion	221	262
Payments for environmental and asset retirement obligations	(244)	(239)
Net charges for defined pension and postretirement plans	108	81
Pension plan contributions	(75)	(75)
Net loss (gain) on early extinguishment of debt	27	(7)
Deferred income taxes	29	(404)
(Income) loss on discontinued operations	(3)	15
Dividends received from PT Smelting	40	—
Charges for PT-FI surface water tax, withholding tax and environmental matters	30	162
Payments for PT-FI surface water and withholding tax matters	(67)	—
Charges for Cerro Verde royalty dispute	65	371
Payments for Cerro Verde royalty dispute	(187)	(56)
U.S. tax reform benefit	—	(123)
Other, net	141	12
Changes in working capital and other, excluding disposition amounts:
Accounts receivable	119	649
Inventories	259	(537)
Other current assets	60	(28)
Accounts payable and accrued liabilities	(60)	(106)
Accrued income taxes and timing of other tax payments	(29)	(634)
Net cash provided by operating activities	1,482	3,863

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(877)	(601)
South America	(256)	(237)
Indonesia	(1,369)	(1,001)
Molybdenum mines	(19)	(9)
Other	(131)	(123)
Acquisition of PT Rio Tinto Indonesia	—	(3,500)
Proceeds from sales of:
Timok exploration project and Freeport Cobalt	452	—
PT Indonesia Papua Metal Dan Mineral	—	457
Other assets	109	93
Other, net	(12)	(97)
Net cash used in investing activities	(2,103)	(5,018)

Cash flow from financing activities:
Proceeds from debt	1,879	632
Repayments of debt	(3,197)	(2,717)
Proceeds from sale of PT-FI shares	—	3,500
Cash dividends and distributions paid:
Common stock	(291)	(218)
Noncontrolling interests	(82)	(278)
Contributions from noncontrolling interests	165	—
Other, net	(30)	(19)
Net cash (used in) provided by financing activities	(1,556)	900

Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(2,177)	(255)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	4,455	4,710
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of year[a]	$2,278	$4,455

a.	Includes restricted cash and restricted cash equivalents of $258 million at December 31, 2019, and $238 million at December 31, 2018.

VI

Freeport-McMoRan Inc.
ADJUSTED NET INCOME
Adjusted net income is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net income (loss) attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's adjusted net income follows, which may not be comparable to similarly titled measures reported by other companies (in millions, except per share amounts).

	Three Months Ended December 31,
	2019						2018
	Pre-tax		After-tax[a]		Per Share		Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$9		$—		N/A		$485	$0.33

PT-FI net charges	$(266)	[b]	$(283)		$(0.20)		$(192)	[c]	$(94)	$(0.07)
Metals inventory adjustments	(79)		(77)		(0.05)		(2)		(2)	—
Cerro Verde royalty dispute	(16)	[d]	(7)		—		(399)	[d]	(195)	(0.13)
Other net charges	(17)	[e]	(5)		—		(63)	[f]	(34)	(0.02)
Net adjustments to environmental obligations and related litigation reserves	(5)		(5)		—		(5)		(5)	—
Net gain on sales of assets	404		326		0.22		82		82	0.05
Net loss on early extinguishment of debt	—		—		—		(1)		(1)	—
Net tax credits[g]	N/A		29		0.02		N/A		569	0.39
Gain on discontinued operations	1		1		—		4		4	—
	$21	[h]	$(22)	[h]	$(0.02)	[h]	$(576)		$324	$0.22

Adjusted net income attributable to common stock	N/A		$31		$0.02		N/A		$161	$0.11

	Years Ended December 31,
	2019						2018
	Pre-tax		After-tax[a]		Per Share		Pre-tax		After-tax[a]	Per Share
Net (loss) income attributable to common stock	N/A		$(239)		$(0.17)		N/A		$2,602	$1.78

PT-FI net charges	$(460)	[b]	$(379)		$(0.26)		$(223)	[c]	$(110)	$(0.08)
Metals inventory adjustments	(179)		(144)		(0.10)		(4)		(4)	—
Cerro Verde royalty dispute	(16)	[d]	(7)		—		(406)	[d]	(195)	(0.13)
Cerro Verde labor agreement	—		—		—		(69)		(22)	(0.02)
Other net charges	(59)	[e]	(26)		(0.02)		(46)	[f]	(26)	(0.02)
Net adjustments to environmental obligations and related litigation reserves	(68)	[i]	(68)		(0.05)		(57)		(57)	(0.04)
Net gain on sales of assets	417		339		0.23		208		208	0.14
Net (loss) gain on early extinguishment of debt	(27)		(26)		(0.02)		7		7	—
Interest on tax refunds	—		—		—		30		19	0.01
Net tax credits[g]	N/A		34		0.02		N/A		574	0.39
Gain (loss) on discontinued operations	3		3		—		(15)		(15)	(0.01)
	$(390)	[h]	$(275)	[h]	$(0.19)	[h]	$(575)		$379	$0.24

Adjusted net income attributable to common stock	N/A		$36		$0.02		N/A		$2,223	$1.54

a.	Reflects impact to FCX net income (loss) attributable to common stock (i.e., net of any taxes and noncontrolling interests).

b.
Reflects charges of $234 million associated with PT-FI's historical contested tax audits ($156 million in other (expenses) income, net and $78 million in interest expense, net) and $32 million for a currency exchange adjustment to value added tax receivables at PT-FI in other expenses (income), net. The year 2019 also includes charges of $28 million in production and delivery costs for an adjustment to the settlement of the historical surface water tax matters with the local regional tax authority in Papua, Indonesia, and $166 million in revenues, primarily associated with an unfavorable Indonesia Supreme Court ruling related to PT-FI export duties.

c.
Reflects charges in production and delivery of $69 million for surface water tax settlements with the local regional tax authority in Papua, Indonesia, $32 million for assessments for prior period permit fees with Indonesia's Ministry of Environment and Forestry, $72 million for disputed payroll withholding taxes for prior years and other tax settlements, and $62 million to write-off certain previously capitalized project costs for the new Indonesian smelter. These charges were partly offset by inventory adjustments ($43 million in fourth-quarter 2018 and $12 million for the year 2018).

VII

Freeport-McMoRan Inc.
ADJUSTED NET INCOME (continued)

d.
Reflects net charges for penalties and interest associated with disputed royalties at Cerro Verde for prior years. The 2019 periods consist of charges in production and delivery costs ($6 million) and interest expense ($10 million). The 2018 periods consist of net charges in production and delivery costs ($14 million), interest expense ($363 million in fourth-quarter 2018 and $370 million for the year 2018) and in other expenses (income), net ($22 million).

e.
Fourth-quarter 2019 includes charges primarily associated with adjustments to deferred profit sharing in production and delivery costs ($18 million) and in interest expense ($6 million), partly offset by a refund related to prior year fees mostly in selling, general and administrative expenses ($7 million). The year 2019 also includes net charges of $42 million in production and delivery costs, primarily associated with weather-related issues at El Abra, asset impairments, and oil and gas inventory adjustments, partly offset by a net credit for asset retirement obligation adjustments.

f.
Includes depreciation expense at Freeport Cobalt from November 2016 to September 2018 that was suspended while it was classified as held for sale ($48 million in fourth-quarter 2018 and $31 million for the year 2018), and other net charges to production and delivery ($4 million), selling, general, and administrative expenses ($4 million), interest expense ($4 million) and other expenses (income), net ($3 million).

g.	Refer to "Income Taxes" below for further discussion of net tax credits.

h.	Does not foot because of rounding.

i.	Includes a charge to production and delivery costs totaling $15 million related to Louisiana coastal erosion litigation.

INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax (provision) benefit (in millions, except percentages):

	Three Months Ended December 31,
	2019				2018
			Income Tax				Income Tax
	Income	Effective	(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$107	24%	$(26)	[c,d]	$13	208%	$(27)	[e]
South America	162	57%	(92)		133	56%	(74)
Indonesia	205	42%	(87)		45	67%	(30)	[f]
PT-FI historical contested tax disputes	(201)	(39)%	(78)		—	—	—
PT-FI export duty matter	—	N/A	(11)		—	—	—
Change in PT-FI tax rates	—	N/A	—		—	N/A	504	[g]
U.S. tax reform	—	N/A	—		—	N/A	123	[h]
Cerro Verde royalty dispute	(16)	N/A	2		(399)	N/A	28
Eliminations and other	109	N/A	(24)		27	N/A	(5)
Rate adjustment[i]	—	N/A	(13)		—	N/A	33
Continuing operations	$366	90%	$(329)		$(181)	305%	$552

	Years Ended December 31,
	2019					2018
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$(277)	—%		$—	[c,d]	$352	7%	$(24)	[e]
South America	497	48%		(241)		706	43%	(303)
Indonesia	340	44%		(149)	[j]	3,027	42%	(1,284)	[f]
PT-FI historical contested tax disputes	(201)	(39)%		(78)		—	—	—
PT-FI export duty matter	(155)	31%		48		—	—	—
Change in PT-FI tax rates	—	N/A		—		—	N/A	504	[g]
Adjustment to deferred taxes	—	N/A		(49)	[k]	—	N/A	—
U.S. tax reform	—	N/A		—		—	N/A	123	[h]
Cerro Verde royalty dispute	(16)	N/A		2		(406)	N/A	35
Eliminations and other	118	N/A		(43)		213	N/A	(42)
Continuing operations	$306	167%	[l]	$(510)		$3,892	25%	$(991)

a.	Represents income (loss) from continuing operations before income taxes and equity in affiliated companies' net earnings.

b.
In addition to FCX's North America mining operations, the U.S. jurisdiction reflects corporate-level expenses, which include interest expense associated with senior notes, general and administrative expenses, and environmental obligations and shutdown costs.

VIII

Freeport-McMoRan Inc.
INCOME TAXES (continued)

c.
The fourth quarter and year 2019 include a tax credit of $29 million associated with adjustments to the calculation of transition tax related to U.S. tax reform. The year 2019 also includes tax credits of $24 million, associated with state law changes and the settlement of state income tax examinations.

d.	The fourth quarter and year 2019 include a tax charge of $53 million associated with the sale of FCX's interest in the lower zone of the Timok exploration project in Serbia.

e.
The fourth quarter and year 2018 include net tax charges totaling $20 million, primarily associated with adjustments to the calculation of transition tax related to U.S. tax reform. The year 2018 also includes a tax credit of $5 million associated with the settlement of a state income tax examination.

f.	The fourth quarter and year 2018 include a tax credit of $20 million ($17 million net of noncontrolling interests) for adjustment to PT-FI's historical tax positions.

g.
The fourth quarter and year 2018 reflect a tax credit of $504 million ($453 million net of noncontrolling interest) resulting from the reduction in PT-FI's statutory tax rates in accordance with its new special mining license (IUPK).

h.
The Tax Cuts and Jobs Act (the Act), which was enacted on December 22, 2017, included significant modifications to U.S. tax laws and created many new complex tax provisions. In December 2018, we completed our analysis of the Act and recognized benefits totaling $123 million ($119 million net of noncontrolling interest) in the fourth quarter and year 2018 associated with alternative minimum tax credit refunds.

i.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

j.	The year 2019 includes a tax charge of $5 million ($4 million net of noncontrolling interest) primarily for non-deductible penalties related to PT-FI’s surface water tax settlement.

k.
The year 2019 includes net tax charges totaling $49 million ($15 million net of noncontrolling interests) primarily to adjust deferred taxes on historical balance sheet items in accordance with tax accounting principles.

l.
The consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates, excluding the U.S. jurisdiction. Because FCX's U.S. jurisdiction generated net losses in the year 2019 that did not result in a realized tax benefit, applicable accounting rules require FCX to adjust its annual effective tax rate to exclude the impact of U.S. net losses.

Assuming achievement of current sales volume and cost estimates and average prices of $2.85 per pound for copper, $1,500 per ounce for gold and $10.00 per pound for molybdenum, FCX estimates its consolidated effective tax rate for the year 2020 would approximate 42 percent. Changes in sales volumes and average prices during 2020 would incur tax impacts at estimated effective rates of 38 percent for Indonesia, 40 percent for Peru and 0 percent for the U.S.
Variations in the relative proportions of juristictional income result in fluctuations to FCX's consolidated effective income tax rate. Because of FCX's U.S. tax position, it does not record a financial statement impact for income or losses generated in the U.S.; therefore, the consolidated effective tax rate is generally higher than the international rates at lower copper prices and lower than international rates at higher copper prices.

DERIVATIVE INSTRUMENTS
For the year 2019, FCX's mined copper was sold 56 percent in concentrate, 22 percent as cathode and 22 percent as rod from North America operations. Substantially all of FCX's copper concentrate and cathode sales contracts provide final copper pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement. LME copper settlement prices averaged $2.67 per pound during fourth-quarter 2019 and settled at $2.79 per pound on December 31, 2019. Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of the average recorded copper price for the period. FCX's average realized copper price was $2.74 per pound in fourth-quarter 2019.

IX

Freeport-McMoRan Inc.
DERIVATIVE INSTRUMENTS (continued)

Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended December 31,
	2019			2018
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$33	$58	$91	$(32)	$(36)	$(68)
Net income attributable to common stock	$14	$24	$38	$(15)	$(14)	$(29)
Net income per share of common stock	$0.01	$0.02	$0.03	$(0.01)	$(0.01)	$(0.02)

a.	Reflects adjustments to prior period provisionally priced copper sales at September 30, 2019 and 2018.

b.	Reflects adjustments to provisionally priced copper sales in the fourth quarters of 2019 and 2018.

	Years Ended December 31,
	2019			2018
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$58	$(24)	$34	$(70)	$(240)	$(310)
Net income attributable to common stock	$24	$(16)	$8	$(31)	$(104)	$(135)
Net income per share of common stock	$0.02	$(0.01)	$0.01	$(0.02)	$(0.07)	$(0.09)

a.	Reflects adjustments to provisionally priced copper sales at December 31, 2018 and 2017.

b.	Reflects adjustments to provisionally priced copper sales for the years 2019 and 2018.
At December 31, 2019, FCX had provisionally priced copper sales at its copper mining operations totaling 269 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average price of $2.80 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the December 31, 2019 provisional price would have an approximate $9 million effect on 2020 net income attributable to common stock. The LME copper price settled at $2.77 per pound on January 22, 2020.

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT-FI's sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) to operating income totaling $1 million ($2 million to net income attributable to common stock) in fourth-quarter 2019, $81 million ($46 million to net income attributable to common stock) in fourth-quarter 2018, $(22) million ($(18) million to net income attributable to common stock) for the year 2019 and $69 million ($42 million to net income attributable to common stock) for the year 2018. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $38 million at December 31, 2019. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX's reportable segments, which include the Morenci, Bagdad, Cerro Verde and Grasberg (Indonesia Mining) copper mines, the Rod & Refining operations and Atlantic Copper Smelting & Refining.
Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs, are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

X

Freeport-McMoRan Inc.
BUSINESS SEGMENTS (continued)

(In millions)
												Atlantic	Corporate,
	North America Copper Mines				South America Mining							Copper	Other
			Other		Cerro	Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Bagdad	Mines	Total	Verde	Mines	Total	Mining		Mines	Refining	& Refining	nations		Total
Three Months Ended December 31, 2019
Revenues:
Unaffiliated customers	$54	$—	$41	$95	$783	$156	$939	$937	[a]	$—	$1,054	$509	$377	[b]	$3,911
Intersegment	453	172	372	997	51	—	51	1		54	8	—	(1,111)		—
Production and delivery	356	124	376	856	541	137	678	546		65	1,060	483	(758)		2,930
Depreciation, depletion and amortization	43	13	32	88	112	20	132	125		12	2	7	25		391
Metals inventory adjustments	—	—	(9)	(9)	—	—	—	5		49	—	—	34		79
Selling, general and administrative expenses	—	—	—	—	2	—	2	34		—	—	5	58		99
Mining exploration and research expenses	—	—	1	1	—	—	—	—		—	—	—	20		21
Environmental obligations and shutdown costs	1	—	—	1	—	—	—	—		—	—	—	19		20
Net gain on sales of assets	—	—	—	—	—	—	—	—		—	—	—	(404)		(404)
Operating income (loss)	107	35	13	155	179	(1)	178	228		(72)	—	14	272		775

Interest expense, net	1	—	—	1	35	—	35	80		—	—	5	98		219
Provision for (benefit from) income taxes	—	—	—	—	91	(1)	90	176		—	—	3	60		329
Total assets at December 31, 2019	2,880	783	4,326	7,989	8,612	1,676	10,288	16,485		1,798	193	761	3,295		40,809
Capital expenditures	59	50	127	236	72	8	80	377		8	2	16	16		735

Three Months Ended December 31, 2018
Revenues:
Unaffiliated customers	$32	$—	$24	$56	$678	$151	$829	$583	[a]	$—	$1,119	$541	$556	[b]	$3,684
Intersegment	415	174	408	997	79	—	79	(1)		103	7	1	(1,186)		—
Production and delivery	291	120	346	757	496	124	620	460		75	1,125	524	(664)		2,897
Depreciation, depletion and amortization	43	9	34	86	120	24	144	72		19	3	7	72		403
Metals inventory adjustments	—	—	2	2	—	—	—	—		—	—	—	—		2
Selling, general and administrative expenses	—	—	1	1	2	—	2	27		—	—	5	67		102
Mining exploration and research expenses	—	—	1	1	—	—	—	—		—	—	—	32		33
Environmental obligations and shutdown costs	—	—	—	—	—	—	—	—		—	—	—	13		13
Net gain on sale of assets	—	—	—	—	—	—	—	—		—	—	—	(82)		(82)
Operating income (loss)	113	45	48	206	139	3	142	23		9	(2)	6	(68)		316

Interest expense, net	—	—	1	1	381	—	381	1		—	—	7	119		509
Provision for (benefit from) income taxes	—	—	—	—	46	—	46	(499)		—	—	—	(99)		(552)
Total assets at December 31, 2018	2,922	671	3,937	7,530	8,524	1,707	10,231	15,646		1,796	233	773	6,007		42,216
Capital expenditures	65	18	105	188	42	7	49	306		3	2	6	26		580

a.	Includes PT-FI's sales to PT Smelting totaling $540 million in fourth-quarter 2019 and $122 million in fourth-quarter 2018.

b.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XI

Freeport-McMoRan Inc.
BUSINESS SEGMENTS (continued)

(In millions)
												Atlantic	Corporate,
	North America Copper Mines				South America Mining							Copper	Other
			Other		Cerro	Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Bagdad	Mines	Total	Verde	Mines	Total	Mining		Mines	Refining	& Refining	nations		Total
Year Ended December 31, 2019
Revenues:
Unaffiliated customers	$143	$—	$224	$367	$2,576	$499	$3,075	$2,713	[a]	$—	$4,457	$2,063	$1,727	[b]	$14,402
Intersegment	1,864	763	1,392	4,019	313	—	313	58		344	26	5	(4,765)		—
Production and delivery	1,376	512	1,431	3,319	1,852	474	2,326	2,055		299	4,475	1,971	(2,931)		11,514
Depreciation, depletion and amortization	171	46	132	349	406	68	474	406		62	9	28	84		1,412
Metals inventory adjustments	1	—	29	30	2	—	2	5		50	—	—	92		179
Selling, general and administrative expenses	2	1	1	4	8	—	8	125		—	—	20	257		414
Mining exploration and research expenses	—	—	2	2	—	—	—	—		—	—	—	102		104
Environmental obligations and shutdown costs	1	—	—	1	—	—	—	—		—	—	—	104		105
Net gain on sales of assets	—	—	—	—	—	—	—	—		—	—	—	(417)		(417)
Operating income (loss)	456	204	21	681	621	(43)	578	180		(67)	(1)	49	(329)		1,091

Interest expense, net	3	—	1	4	114	—	114	82		—	—	22	398		620
Provision for (benefit from) income taxes	—	—	—	—	250	(11)	239	167		—	—	5	99		510
Capital expenditures	231	150	496	877	232	24	256	1,369		19	5	34	92		2,652

Year Ended December 31, 2018
Revenues:
Unaffiliated customers	$90	$—	$54	$144	$2,709	$594	$3,303	$5,446	[a]	$—	$5,103	$2,299	$2,333	[b]	$18,628
Intersegment	2,051	710	1,789	4,550	352	—	352	113		410	31	3	(5,459)		—
Production and delivery	1,183	483	1,458	3,124	1,887	478	2,365	1,864		289	5,117	2,218	(3,290)		11,687
Depreciation, depletion and amortization	176	41	143	360	456	90	546	606		79	11	27	125		1,754
Metals inventory adjustments	—	—	4	4	—	—	—	—		—	—	—	—		4
Selling, general and administrative expenses	3	1	2	6	9	—	9	123		—	—	21	284		443
Mining exploration and research expenses	—	—	3	3	—	—	—	—		—	—	—	102		105
Environmental obligations and shutdown costs	—	—	2	2	—	—	—	—		—	—	—	87		89
Net gain on sales of assets	—	—	—	—	—	—	—	—		—	—	—	(208)		(208)
Operating income (loss)	779	185	231	1,195	709	26	735	2,966		42	6	36	(226)		4,754

Interest expense, net	3	—	1	4	429	—	429	1		—	—	25	486		945
Provision for income taxes	—	—	—	—	253	15	268	755		—	—	1	(33)		991
Capital expenditures	216	39	346	601	220	17	237	1,001		9	5	16	102		1,971

a.	Includes PT-FI's sales to PT Smelting totaling $1.9 billion for the year 2019 and $2.2 billion for the year 2018.

b.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS

Unit net cash costs (credits) per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX's management and Board to monitor FCX's mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, which are removed from site production and delivery costs in the calculation of unit net cash costs (credits), consist of items such as stock-based compensation costs, start-up costs, inventory adjustments, long-lived asset impairments, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

XIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$976	$976	$86	$21	$1,083
Site production and delivery, before net noncash and other costs shown below	741	681	74	14	769
By-product credits	(79)	—	—	—	—
Treatment charges	41	40	—	1	41
Net cash costs	703	721	74	15	810
Depreciation, depletion and amortization (DD&A)	87	80	5	2	87
Metals inventory adjustments	(9)	(9)	—	—	(9)
Noncash and other costs, net	46	43	2	1	46
Total costs	827	835	81	18	934
Other revenue adjustments, primarily for pricing on prior period open sales	11	11	—	—	11
Gross profit	$160	$152	$5	$3	$160

Copper sales (millions of recoverable pounds)	357	357
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.73	$2.73	$10.07
Site production and delivery, before net noncash and other costs shown below	2.07	1.90	8.57
By-product credits	(0.22)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.96	2.01	8.57
DD&A	0.24	0.23	0.62
Metals inventory adjustments	(0.03)	(0.03)	—
Noncash and other costs, net	0.14	0.13	0.26
Total unit costs	2.31	2.34	9.45
Other revenue adjustments, primarily for pricing on prior period open sales	0.03	0.03	—
Gross profit per pound	$0.45	$0.42	$0.62

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$1,083	$769	$87	$(9)
Treatment charges	(12)	29	—	—
Noncash and other costs, net	—	46	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	11	—	—	—
Eliminations and other	10	12	1	—
North America copper mines	1,092	856	88	(9)
Other mining[c]	3,553	2,832	278	54
Corporate, other & eliminations	(734)	(758)	25	34
As reported in FCX's consolidated financial statements	$3,911	$2,930	$391	$79

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XIV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$918	$918	$116	$22	$1,056
Site production and delivery, before net noncash and other costs shown below	666	589	90	13	692
By-product credits	(112)	—	—	—	—
Treatment charges	41	39	—	2	41
Net cash costs	595	628	90	15	733
DD&A	85	77	6	2	85
Metals inventory adjustments	2	2	—	—	2
Noncash and other costs, net	24	22	2	—	24
Total costs	706	729	98	17	844
Other revenue adjustments, primarily for pricing on prior period open sales	(3)	(3)	—	—	(3)
Gross profit	$209	$186	$18	$5	$209

Copper sales (millions of recoverable pounds)	332	332
Molybdenum sales (millions of recoverable pounds)[a]			9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.77	$2.77	$11.92
Site production and delivery, before net noncash and other costs shown below	2.01	1.78	9.25
By-product credits	(0.34)	—	—
Treatment charges	0.12	0.12	—
Unit net cash costs	1.79	1.90	9.25
DD&A	0.26	0.23	0.66
Metals inventory adjustments	0.01	0.01	—
Noncash and other costs, net	0.07	0.06	0.18
Total unit costs	2.13	2.20	10.09
Other revenue adjustments, primarily for pricing on prior period open sales	(0.01)	(0.01)	—
Gross profit per pound	$0.63	$0.56	$1.83

Reconciliation to Amounts Reported				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$1,056	$692	$85	$2
Treatment charges	(11)	30	—	—
Noncash and other costs, net	—	24	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	(3)	—	—	—
Eliminations and other	11	11	1	—
North America copper mines	1,053	757	86	2
Other mining[c]	3,261	2,804	245	—
Corporate, other & eliminations	(630)	(664)	72	—
As reported in FCX's consolidated financial statements	$3,684	$2,897	$403	$2

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,950	$3,950	$370	$84	$4,404
Site production and delivery, before net noncash and other costs shown below	2,957	2,711	299	53	3,063
By-product credits	(348)	—	—	—	—
Treatment charges	161	155	—	6	161
Net cash costs	2,770	2,866	299	59	3,224
DD&A	348	318	23	7	348
Metals inventory adjustments	30	30	—	—	30
Noncash and other costs, net	110	98	9	3	110
Total costs	3,258	3,312	331	69	3,712
Other revenue adjustments, primarily for pricing on prior period open sales	4	4	—	—	4
Gross profit	$696	$642	$39	$15	$696

Copper sales (millions of recoverable pounds)	1,441	1,441
Molybdenum sales (millions of recoverable pounds)[a]			32

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.74	$2.74	$11.51
Site production and delivery, before net noncash and other costs shown below	2.05	1.88	9.29
By-product credits	(0.24)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.92	1.99	9.29
DD&A	0.24	0.21	0.72
Metals inventory adjustments	0.02	0.02	—
Noncash and other costs, net	0.08	0.07	0.29
Total unit costs	2.26	2.29	10.30
Other revenue adjustments, primarily for pricing on prior period open sales	—	—	—
Gross profit per pound	$0.48	$0.45	$1.21

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$4,404	$3,063	$348	$30
Treatment charges	(60)	101	—	—
Noncash and other costs, net	—	110	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	4	—	—	—
Eliminations and other	38	45	1	—
North America copper mines	4,386	3,319	349	30
Other mining[c]	13,054	11,126	979	57
Corporate, other & eliminations	(3,038)	(2,931)	84	92
As reported in FCX's consolidated financial statements	$14,402	$11,514	$1,412	$179

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$4,217	$4,217	$376	$90	$4,683
Site production and delivery, before net noncash and other costs shown below	2,766	2,522	291	52	2,865
By-product credits	(367)	—	—	—	—
Treatment charges	150	144	—	6	150
Net cash costs	2,549	2,666	291	58	3,015
DD&A	359	327	24	8	359
Metals inventory adjustments	4	4	—	—	4
Noncash and other costs, net	90	83	6	1	90
Total costs	3,002	3,080	321	67	3,468
Other revenue adjustments, primarily for pricing on prior period open sales	(5)	(5)	—	—	(5)
Gross profit	$1,210	$1,132	$55	$23	$1,210

Copper sales (millions of recoverable pounds)	1,426	1,426
Molybdenum sales (millions of recoverable pounds)[a]			32

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.96	$2.96	$11.64
Site production and delivery, before net noncash and other costs shown below	1.94	1.77	9.03
By-product credits	(0.26)	—	—
Treatment charges	0.11	0.10	—
Unit net cash costs	1.79	1.87	9.03
DD&A	0.25	0.23	0.73
Metals inventory adjustments	—	—	—
Noncash and other costs, net	0.07	0.06	0.17
Total unit costs	2.11	2.16	9.93
Other revenue adjustments, primarily for pricing on prior period open sales	—	—	—
Gross profit per pound	$0.85	$0.80	$1.71

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$4,683	$2,865	$359	$4
Treatment charges	(30)	120	—	—
Noncash and other costs, net	—	90	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	(5)	—	—	—
Eliminations and other	46	49	1	—
North America copper mines	4,694	3,124	360	4
Other mining[c]	17,060	11,853	1,269	—
Corporate, other & eliminations	(3,126)	(3,290)	125	—
As reported in FCX's consolidated financial statements	$18,628	$11,687	$1,754	$4

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$954	$954	$74	$1,028
Site production and delivery, before net noncash and other costs shown below	638	596	55	651
By-product credits	(61)	—	—	—
Treatment charges	60	60	—	60
Royalty on metals	2	2	—	2
Net cash costs	639	658	55	713
DD&A	132	122	10	132
Noncash and other costs, net	26	24	2	26
Total costs	797	804	67	871
Other revenue adjustments, primarily for pricing on prior period open sales	23	23	—	23
Gross profit	$180	$173	$7	$180

Copper sales (millions of recoverable pounds)	345	345

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.76	$2.76
Site production and delivery, before net noncash and other costs shown below	1.85	1.72
By-product credits	(0.18)	—
Treatment charges	0.17	0.17
Royalty on metals	0.01	0.01
Unit net cash costs	1.85	1.90
DD&A	0.38	0.36
Noncash and other costs, net	0.08	0.07
Total unit costs	2.31	2.33
Other revenue adjustments, primarily for pricing on prior period open sales	0.07	0.07
Gross profit per pound	$0.52	$0.50

Reconciliation to Amounts Reported

		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,028	$651	$132
Treatment charges	(60)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	26	—
Other revenue adjustments, primarily for pricing on prior period open sales	23	—	—
Eliminations and other	1	1	—
South America mining	990	678	132
Other mining[b]	3,655	3,010	234
Corporate, other & eliminations	(734)	(758)	25
As reported in FCX's consolidated financial statements	$3,911	$2,930	$391

a.
Includes silver sales of 1.3 million ounces ($18.42 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2018
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$889		$889	$97	$986
Site production and delivery, before net noncash and other costs shown below	576		525	63	588
By-product credits	(85)		—	—	—
Treatment charges	61		61	—	61
Royalty on metals	2		2	—	2
Net cash costs	554		588	63	651
DD&A	144		130	14	144
Noncash and other costs, net	33	[b]	30	3	33
Total costs	731		748	80	828
Other revenue adjustments, primarily for pricing on prior period open sales	(14)		(14)	—	(14)
Gross profit	$144		$127	$17	$144

Copper sales (millions of recoverable pounds)	325		325

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.74		$2.74
Site production and delivery, before net noncash and other costs shown below	1.77		1.61
By-product credits	(0.26)		—
Treatment charges	0.19		0.19
Royalty on metals	0.01		0.01
Unit net cash costs	1.71		1.81
DD&A	0.44		0.40
Noncash and other costs, net	0.10	[b]	0.09
Total unit costs	2.25		2.30
Other revenue adjustments, primarily for pricing on prior period open sales	(0.05)		(0.05)
Gross profit per pound	$0.44		$0.39

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$986		$588	$144
Treatment charges	(61)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		33	—
Other revenue adjustments, primarily for pricing on prior period open sales	(14)		—	—
Eliminations and other	(1)		(1)	—
South America mining	908		620	144
Other mining[c]	3,406		2,941	187
Corporate, other & eliminations	(630)		(664)	72
As reported in FCX's consolidated financial statements	$3,684		$2,897	$403

a.
Includes silver sales of 1.3 million ounces ($13.59 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes charges of $14 million ($0.04 per pound of copper) at Cerro Verde associated with disputed royalties for prior years.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XIX

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2019
(In millions)		By-Product	Co-Product Method
		Method	Copper	Other[a]	Total
Revenues, excluding adjustments		$3,213	$3,213	$358	$3,571
Site production and delivery, before net noncash and other costs shown below		2,185	1,991	245	2,236
By-product credits		(307)	—	—	—
Treatment charges		212	212	—	212
Royalty on metals		7	6	1	7
Net cash costs		2,097	2,209	246	2,455
DD&A		474	427	47	474
Metals inventory adjustments		2	2	—	2
Noncash and other costs, net		94	90	4	94
Total costs		2,667	2,728	297	3,025
Other revenue adjustments, primarily for pricing on prior period open sales		37	37	—	37
Gross profit		$583	$522	$61	$583

Copper sales (millions of recoverable pounds)		1,183	1,183

Gross profit per pound of copper:

Revenues, excluding adjustments		$2.71	$2.71
Site production and delivery, before net noncash and other costs shown below		1.85	1.68
By-product credits		(0.27)	—
Treatment charges		0.18	0.18
Royalty on metals		0.01	0.01
Unit net cash costs		1.77	1.87
DD&A		0.40	0.36
Metals inventory adjustments		—	—
Noncash and other costs, net		0.08	0.07
Total unit costs		2.25	2.30
Other revenue adjustments, primarily for pricing on prior period open sales		0.03	0.03
Gross profit per pound		$0.49	$0.44

Reconciliation to Amounts Reported					Metals
			Production		Inventory
		Revenues	and Delivery	DD&A	Adjustments
Totals presented above		$3,571	$2,236	$474	$2
Treatment charges		(212)	—	—	—
Royalty on metals		(7)	—	—	—
Noncash and other costs, net		—	94	—	—
Other revenue adjustments, primarily for pricing on prior period open sales		37	—	—	—
Eliminations and other		(1)	(4)	—	—
South America mining		3,388	2,326	474	2
Other mining[b]	—	14,052	12,119	854	85
Corporate, other & eliminations	—	(3,038)	(2,931)	84	92
As reported in FCX's consolidated financial statements		$14,402	$11,514	$1,412	$179

a.
Includes silver sales of 4.7 million ounces ($16.57 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XX

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2018
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$3,593		$3,593	$352	$3,945
Site production and delivery, before net noncash and other costs shown below	2,244	[b]	2,065	226	2,291
By-product credits	(305)		—	—	—
Treatment charges	243		243	—	243
Royalty on metals	8		7	1	8
Net cash costs	2,190		2,315	227	2,542
DD&A	546		499	47	546
Noncash and other costs, net	79		75	4	79
Total costs	2,815		2,889	278	3,167
Other revenue adjustments, primarily for pricing on prior period open sales	(37)		(37)	—	(37)
Gross profit	$741		$667	$74	$741

Copper sales (millions of recoverable pounds)	1,253		1,253

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.87		$2.87
Site production and delivery, before net noncash and other costs shown below	1.79	[b]	1.65
By-product credits	(0.24)		—
Treatment charges	0.19		0.19
Royalty on metals	0.01		0.01
Unit net cash costs	1.75		1.85
DD&A	0.44		0.40
Noncash and other costs, net	0.06		0.06
Total unit costs	2.25		2.31
Other revenue adjustments, primarily for pricing on prior period open sales	(0.03)		(0.03)
Gross profit per pound	$0.59		$0.53

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$3,945		$2,291	$546
Treatment charges	(243)		—	—
Royalty on metals	(8)		—	—
Noncash and other costs, net	—		79	—
Other revenue adjustments, primarily for pricing on prior period open sales	(37)		—	—
Eliminations and other	(2)		(5)	—
South America mining	3,655		2,365	546
Other mining[c]	18,099		12,612	1,083
Corporate, other & eliminations	(3,126)		(3,290)	125
As reported in FCX's consolidated financial statements	$18,628		$11,687	$1,754

a.
Includes silver sales of 4.5 million ounces ($15.20 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes nonrecurring charges for Cerro Verde's new three-year CLA totaling $69 million ($0.06 per pound of copper).

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$556	$556	$468	$14	$1,038
Site production and delivery, before net noncash and other costs shown below	545	292	246	7	545
Gold and silver credits	(482)	—	—	—	—
Treatment charges	46	25	20	1	46
Export duties	21	11	10	—	21
Royalty on metals	39	18	21	—	39
Net cash costs	169	346	297	8	651
DD&A	125	67	56	2	125
Metals inventory adjustments	5	5	—	—	5
Noncash and other costs, net	6	1	5	—	6
Total costs	305	419	358	10	787
Other revenue adjustments, primarily for pricing on prior period open sales	6	6	—	—	6
PT Smelting intercompany profit	5	3	2	—	5
Gross profit	$262	$146	$112	$4	$262

Copper sales (millions of recoverable pounds)	203	203
Gold sales (thousands of recoverable ounces)			314

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.75	$2.75	$1,491
Site production and delivery, before net noncash and other costs shown below	2.69	1.44	783
Gold and silver credits	(2.38)	—	—
Treatment charges	0.23	0.12	66
Export duties	0.11	0.06	31
Royalty on metals	0.19	0.09	66
Unit net cash costs	0.84	1.71	946
DD&A	0.62	0.33	179
Metals inventory adjustments	0.03	0.03	—
Noncash and other costs, net	0.03	—	16
Total unit costs	1.52	2.07	1,141
Other revenue adjustments, primarily for pricing on prior period open sales	0.03	0.03	(1)
PT Smelting intercompany profit	0.03	0.01	8
Gross profit per pound/ounce	$1.29	$0.72	$357

Reconciliation to Amounts Reported				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$1,038	$545	$125	$5
Treatment charges	(46)	—	—	—
Export duties	(21)	—	—	—
Royalty on metals	(39)	—	—	—
Noncash and other costs, net	—	6	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	6	—	—	—
PT Smelting intercompany profit	—	(5)	—	—
Indonesia mining	938	546	125	5
Other mining[b]	3,707	3,142	241	40
Corporate, other & eliminations	(734)	(758)	25	34
As reported in FCX's consolidated financial statements	$3,911	$2,930	$391	$79

a.	Includes silver sales of 0.8 million ounces ($17.20 per ounce average realized price).

b.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2018
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$346		$346	$327	$4	$677
Site production and delivery, before net noncash and other costs shown below	311		159	150	2	311
Gold and silver credits	(343)		—	—	—	—
Treatment charges	37		19	18	—	37
Export duties	27		14	13	—	27
Royalty on metals	26		13	13	—	26
Net cash costs	58		205	194	2	401
DD&A	72		36	35	1	72
Noncash and other costs, net	216	[b]	111	104	1	216
Total costs	346		352	333	4	689
Other revenue adjustments, primarily for pricing on prior period open sales	(17)		(17)	12	—	(5)
PT Smelting intercompany profit	67		34	33	—	67
Gross profit	$50		$11	$39	$—	$50

Copper sales (millions of recoverable pounds)	127		127
Gold sales (thousands of recoverable ounces)				261

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.72		$2.72	$1,254
Site production and delivery, before net noncash and other costs shown below	2.44		1.25	576
Gold and silver credits	(2.70)		—	—
Treatment charges	0.29		0.15	68
Export duties	0.21		0.11	50
Royalty on metals	0.21		0.10	50
Unit net cash costs	0.45		1.61	744
DD&A	0.57		0.29	133
Noncash and other costs, net	1.70	[b]	0.87	401
Total unit costs	2.72		2.77	1,278
Other revenue adjustments, primarily for pricing on prior period open sales	(0.14)		(0.14)	47
PT Smelting intercompany profit	0.54		0.28	127
Gross profit per pound/ounce	$0.40		$0.09	$150

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$677		$311	$72
Treatment charges	(37)		—	—
Export duties	(27)		—	—
Royalty on metals	(26)		—	—
Noncash and other costs, net	—		216	—
Other revenue adjustments, primarily for pricing on prior period open sales	(5)		—	—
PT Smelting intercompany profit	—		(67)	—
Indonesia mining	582		460	72
Other mining[c]	3,732		3,101	259
Corporate, other & eliminations	(630)		(664)	72
As reported in FCX's consolidated financial statements	$3,684		$2,897	$403

a.	Includes silver sales of 284 thousand ounces ($14.69 per ounce average realized price).

b.	Includes net charges of $192 million ($1.51 per pound of copper) primarily associated with the PT-FI divestment transaction, partly offset by inventory adjustments.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2019
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,814		$1,814	$1,378	$40	$3,232
Site production and delivery, before net noncash and other costs shown below	1,938		1,088	826	24	1,938
Gold and silver credits	(1,419)		—	—	—	—
Treatment charges	171		96	73	2	171
Export duties	56		31	24	1	56
Royalty on metals	107		58	48	1	107
Net cash costs	853		1,273	971	28	2,272
DD&A	406		228	173	5	406
Metals inventory adjustments	5		5	—	—	5
Noncash and other costs, net	246	[b]	136	107	3	246
Total costs	1,510		1,642	1,251	36	2,929
Other revenue adjustments, primarily for pricing on prior period open sales	18		18	1	—	19
PT Smelting intercompany loss	(17)		(10)	(7)	—	(17)
Gross profit	$305		$180	$121	$4	$305

Copper sales (millions of recoverable pounds)	667		667
Gold sales (thousands of recoverable ounces)				973

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.72		$2.72	$1,416
Site production and delivery, before net noncash and other costs shown below	2.91		1.63	849
Gold and silver credits	(2.13)		—	—
Treatment charges	0.26		0.14	75
Export duties	0.08		0.05	25
Royalty on metals	0.16		0.09	49
Unit net cash costs	1.28		1.91	998
DD&A	0.61		0.34	178
Metals inventory adjustments	0.01		0.01	—
Noncash and other costs, net	0.37	[b]	0.20	110
Total unit costs	2.27		2.46	1,286
Other revenue adjustments, primarily for pricing on prior period open sales	0.03		0.03	2
PT Smelting intercompany loss	(0.02)		(0.02)	(8)
Gross profit per pound/ounce	$0.46		$0.27	$124

Reconciliation to Amounts Reported					Metals
			Production		Inventory
	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$3,232		$1,938	$406	$5
Treatment charges	(171)		—	—	—
Export duties	(56)		—	—	—
Royalty on metals	(107)		—	—	—
Noncash and other costs, net	(146)		100	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	19		—	—	—
PT Smelting intercompany loss	—		17	—	—
Indonesia mining	2,771		2,055	406	5
Other mining[c]	14,669		12,390	922	82
Corporate, other & eliminations	(3,038)		(2,931)	84	92
As reported in FCX's consolidated financial statements	$14,402		$11,514	$1,412	$179

a.	Includes silver sales of 2.5 million ounces ($16.15 per ounce average realized price).

b.
Includes charges totaling $166 million ($0.25 per pound of copper) primarily associated with an unfavorable Indonesia Supreme Court ruling related to certain disputed PT-FI export duties. Also includes charges totaling $28 million ($0.04 per pound of copper) associated with adjustments to the settlement of the historical surface water tax disputes with the local regional tax authority in Papua, Indonesia, partly offset by adjustments to prior year treatment charges totaling $20 million ($0.03 per pound of copper).

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXIV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Year Ended December 31, 2018
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$3,264		$3,264	$2,967	$57	$6,288
Site production and delivery, before net noncash and other costs shown below	1,678		871	792	15	1,678
Gold and silver credits	(3,041)		—	—	—	—
Treatment charges	294		153	139	2	294
Export duties	180		93	85	2	180
Royalty on metals	238		122	114	2	238
Net cash (credits) costs	(651)		1,239	1,130	21	2,390
DD&A	606		314	286	6	606
Noncash and other costs, net	242	[b]	126	114	2	242
Total costs	197		1,679	1,530	29	3,238
Other revenue adjustments, primarily for pricing on prior period open sales	(34)		(34)	17	—	(17)
PT Smelting intercompany profit	56		29	27	—	56
Gross profit	$3,089		$1,580	$1,481	$28	$3,089

Copper sales (millions of recoverable pounds)	1,130		1,130
Gold sales (thousands of recoverable ounces)				2,366

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.89		$2.89	$1,254
Site production and delivery, before net noncash and other costs shown below	1.48		0.77	335
Gold and silver credits	(2.69)		—	—
Treatment charges	0.26		0.14	59
Export duties	0.16		0.08	36
Royalty on metals	0.21		0.11	48
Unit net cash (credits) costs	(0.58)		1.10	478
DD&A	0.54		0.28	121
Noncash and other costs, net	0.21	[b]	0.11	48
Total unit costs	0.17		1.49	647
Other revenue adjustments, primarily for pricing on prior period open sales	(0.03)		(0.03)	7
PT Smelting intercompany profit	0.04		0.03	12
Gross profit per pound/ounce	$2.73		$1.40	$626

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$6,288		$1,678	$606
Treatment charges	(294)		—	—
Export duties	(180)		—	—
Royalty on metals	(238)		—	—
Noncash and other costs, net	—		242	—
Other revenue adjustments, primarily for pricing on prior period open sales	(17)		—	—
PT Smelting intercompany profit	—		(56)	—
Indonesia mining	5,559		1,864	606
Other mining[c]	16,195		13,113	1,023
Corporate, other & eliminations	(3,126)		(3,290)	125
As reported in FCX's consolidated financial statements	$18,628		$11,687	$1,754

a.	Includes silver sales of 3.8 million ounces ($15.24 per ounce average realized price).

b.	Includes net charges of $223 million ($0.20 per pound of copper) primarily associated with the PT-FI divestment transaction, partly offset by an inventory adjustment.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended December 31,
(In millions)	2019	2018

Revenues, excluding adjustments[a]	$58	$110
Site production and delivery, before net noncash and other costs shown below	64	73
Treatment charges and other	4	7
Net cash costs	68	80
DD&A	12	19
Metals inventory adjustments	49	—
Noncash and other costs, net	1	2
Total costs	130	101
Gross (loss) profit	$(72)	$9

Molybdenum sales (millions of recoverable pounds)[a]	5	9

Gross (loss) profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$12.03	$12.52
Site production and delivery, before net noncash and other costs shown below	13.33	8.32
Treatment charges and other	0.87	0.84
Unit net cash costs	14.20	9.16
DD&A	2.42	2.16
Metals inventory adjustments	10.04	—
Noncash and other costs, net	0.30	0.17
Total unit costs	26.96	11.49
Gross (loss) profit per pound	$(14.93)	$1.03

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
Three Months Ended December 31, 2019	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$58	$64	$12	$49
Treatment charges and other	(4)	—	—	—
Noncash and other costs, net	—	1	—	—
Molybdenum mines	54	65	12	49
Other mining[b]	4,591	3,623	354	(4)
Corporate, other & eliminations	(734)	(758)	25	34
As reported in FCX's consolidated financial statements	$3,911	$2,930	$391	$79

Three Months Ended December 31, 2018
Totals presented above	$110	$73	$19	$—
Treatment charges and other	(7)	—	—	—
Noncash and other costs, net	—	2	—	—
Molybdenum mines	103	75	19	—
Other mining[b]	4,211	3,486	312	2
Corporate, other & eliminations	(630)	(664)	72	—
As reported in FCX's consolidated financial statements	$3,684	$2,897	$403	$2

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Years Ended December 31,
(In millions)	2019	2018

Revenues, excluding adjustments[a]	$369	$440
Site production and delivery, before net noncash and other costs shown below	293	282
Treatment charges and other	25	30
Net cash costs	318	312
DD&A	62	79
Metals inventory adjustments	50	—
Noncash and other costs, net	6	7
Total costs	436	398
Gross (loss) profit	$(67)	$42

Molybdenum sales (millions of recoverable pounds)[a]	29	35

Gross (loss) profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$12.51	$12.36
Site production and delivery, before net noncash and other costs shown below	9.95	7.92
Treatment charges and other	0.85	0.85
Unit net cash costs	10.80	8.77
DD&A	2.11	2.21
Metals inventory adjustments	1.69	—
Noncash and other costs, net	0.20	0.19
Total unit costs	14.80	11.17
Gross (loss) profit per pound	$(2.29)	$1.19

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
Year Ended December 31, 2019	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$369	$293	$62	$50
Treatment charges and other	(25)	—	—	—
Noncash and other costs, net	—	6	—	—
Molybdenum mines	344	299	62	50
Other mining[b]	17,096	14,146	1,266	37
Corporate, other & eliminations	(3,038)	(2,931)	84	92
As reported in FCX's consolidated financial statements	$14,402	$11,514	$1,412	$179

Year Ended December 31, 2018
Totals presented above	$440	$282	$79	$—
Treatment charges and other	(30)	—	—	—
Noncash and other costs, net	—	7	—	—
Molybdenum mines	410	289	79	—
Other mining[b]	21,344	14,688	1,550	4
Corporate, other & eliminations	(3,126)	(3,290)	125	—
As reported in FCX's consolidated financial statements	$18,628	$11,687	$1,754	$4

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVII